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EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of HealthSport, Inc. on Form SB-2 of our report dated April 12, 2007, for HealthSport, Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ Creason & Associates, P.L.L.C.
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Creason & Associates, P.L.L.C.
Tulsa, Oklahoma

May 31, 2007